UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SS&C Technologies Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend the definitive proxy statement of SS&C Technologies Holdings, Inc. for its 2015 Annual Meeting of Stockholders to be held on May 28, 2015 (“Proxy Statement”), which was filed with the Securities and Exchange Commission on April 14, 2015, in order to make the corrections set forth below. Except as specifically set forth herein, this Amendment No. 1 does not modify or update any other disclosures presented in the Proxy Statement.

Correction

The Summary Compensation Table on Page 23 of the Proxy Statement, under the column heading “All other compensation,” contains a sequence of typographical errors in which three digits were repeated. The corrected Summary Compensation Table is set forth below.

Summary Compensation Table

The following table contains information with respect to the compensation earned by our named executive officers for the fiscal years ended December 31, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)

William C. Stone Chief Executive Officer	2014	875,000	—	2,438,564	5,000,000	5,032	8,318,596
	2013	848,958	4,000,000	1,722,061	—	5,032	6,576,051
	2012	750,000	3,100,000	1,097,760	—	5,032	4,952,792
Patrick J. Pedonti Chief Financial Officer	2014	350,000	—	834,246	950,000	5,584	2,139,830
	2013	331,250	900,000	607,786	—	5,584	1,844,620
	2012	260,000	750,000	411,660	—	5,584	1,427,244
Normand A. Boulanger Chief Operating Officer	2014	550,000	—	1,155,109	1,900,000	4,552	3,609,661
	2013	529,167	1,800,000	861,030	—	4,552	3,194,749
	2012	450,000	1,500,000	548,880	—	4,552	2,503,432
Rahul Kanwar(5) Sr. Vice President	2014	475,000	—	1,026,764	1,400,000	4,240	2,906,004
	2013	464,583	1,100,000	709,084	—	4,216	2,277,883
Paul G. Igoe(6)	2014	260,000	—	320,864	250,000	4,552	835,416
General Counsel	2013	256,167	400,000	621,796	—	4,552	1,282,515

(1)	Amounts reflected for the year 2013 reflect bonuses earned in 2013 and paid in 2014. Amounts reflected for the year 2012 reflect bonuses earned in 2012 and paid in 2013. Mr. Igoe’s 2013 bonus includes a sign-on bonus of $150,000.

(2)	The amounts in this column reflect the aggregate accounting grant date fair value of awards to our named executive officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used by us in the valuation of the equity awards are set forth in Note 11 of the notes to our audited consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2015. Mr. Igoe’s 2013 stock option awards include an initial hire stock option grant for 75,000 shares (having a value for purposes of the above table of $419,201) made in connection with his joining the Company in January 2013.

(3)	Amounts reflected for the year 2014 reflect awards earned in 2014 and paid in 2015 under our Executive Bonus Plan.

(4)	The amounts in this column reflect, for each named executive officer, the sum of (1) our contributions of $4,000 in each of 2014, 2013 and 2012 to the SS&C 401(k) savings plan and (2) our payments of life insurance premiums.

(5)	Mr. Kanwar was elected as an executive officer on March 7, 2013.

(6)	Mr. Igoe joined the Company in January 2013 and was elected as an executive officer on March 7, 2013.

The sole purpose for filing this Amendment No. 1 is to correct the typographical errors referenced above. No other changes have been made to the Proxy Statement.